                                                                   EXHIBIT 4.16



                    BAYTREE INVESTMENTS (MAURITIUS) PTE LTD.

                                  May 21, 2007



Yingli Green Energy Holding Company Limited
No. 3055 Middle Fuxing Road
Baoding 071051, People's Republic of China

Yingli Power Holding Company, Ltd.
c/o Yingli Green Energy Holding Company Limited
No. 3055 Middle Fuxing Road
Baoding 071051, People's Republic of China

Mr. Liansheng Miao
c/o Yingli Green Energy Holding Company Limited
No. 3055 Middle Fuxing Road
Baoding 071051, People's Republic of China


          Re:  Exercise of the Series B Warrants
               ---------------------------------

Ladies and Gentlemen:

          Reference is made to (i) the Amended Series B Preferred Share Purchase Agreement, dated as of December 15, 2006 (the "Series B Purchase Agreement"), by and among Yingli Green Energy Holding Company Limited (the "Company"), Yingli Power Holding Company, Ltd. ("Yingli Power"), Liansheng Miao ("Mr. Miao") and the investors listed on Schedule I attached thereto, including Baytree Investments (Mauritius) Pte Ltd. (the "Lead Series B Investor"), as amended from time to time; and (ii) the Ordinary Shares Purchase Warrants (the "Series B Warrants") issued by the Company to the Lead Series B Investor and ten other investors listed on Schedule A attached hereto (the "Series B Warrantholders"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Series B Purchase Agreement.

          WHEREAS, the Company has to-date issued to the Series B Warrantholders warrants to purchase an aggregate of 2,800,147 ordinary shares, par value US$0.01 of the Company;

          WHEREAS, under the instruments governing each of the Series B Warrants, the Series B Warrants may not be exercised unless the Lead Series B Investor sends to the Lead Series B Warrantholders a prior written notice setting forth the commencement date of the exercise period for the Series B Warrants (the "Exercise Period Notice");

          WHEREAS, the Lead Series B Investor's decision to send the Exercise Period Notice is premised on its reasonable belief regarding the progress of the PRC regulatory approval process for the conversion of the Shareholder Loan into an equity interest in Tianwei Yingli (the "Conversion"); and

          WHEREAS, the Lead Series B Investor reasonably believes, and has received evidence reasonably satisfactory to it, that there has been substantial progress in the PRC regulatory approval process for the Conversion.

          NOW, THEREFORE, the parties hereto, for the benefit of each other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, hereby agree as follows:

          1. The Lead Series B Investor hereby agrees not to, or otherwise waives its right to, send the Exercise Period Notice to the Series B Warrantholders; and

          2. The Company shall, and Yingli Power and Mr. Miao shall cause the Company to, promptly after the date of this letter agreement, give notice to the Series B Warrantholders as to the Lead Series B Investor's agreement set forth in the preceding paragraph, attaching a copy of this letter agreement.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                         [Signature page(s) to follow.]

          Please indicate your agreement with these terms by signing and returning the executed letter. This letter may be signed in one or more counterparts, each of which may be an original or telecopy and all of which taken together shall constitute one and the same instrument.

                                        Very truly yours,



                                        BAYTREE INVESTMENTS (MAURITIUS) PTE LTD.


                                        By: /s/ George Chuang
                                            ------------------------------------
                                            Name:  George Chuang
                                            Title: Authorized Signatory


Acknowledged and Agreed by:
---------------------------


YINGLI GREEN ENERGY HOLDING
COMPANY LIMITED


By: /s/ Liansheng Miao
    -------------------------------------------
    Name:  Liansheng Miao
    Title: Chairman and Chief Executive Officer



YINGLI POWER HOLDING COMPANY LTD.


By: /s/ Liansheng Miao
    -------------------------------------------
    Name:  Liansheng Miao
    Title: Director



/s/ Liansheng Miao
-------------------------------------------
Liansheng Miao

                                   SCHEDULE A

                       LIST OF THE SERIES B WARRANTHOLDERS
                       -----------------------------------


Baytree Investments (Mauritius) Pte Ltd.

Creation Way Asset Management Ltd.

INCEI, S.A.

J.P. Morgan Securities Ltd.

Benchmark Europe II., L.P.

TB Holdings Ltd.

The Trustees of Columbia University in the City of New York

New Horizon Keensolar Investment Co., Ltd

Pope Investments LLC

Daedalus Holdings, L.L.C.

PCM Direct Capital Fund